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                                                                     Exhibit A-1


                          CERTIFICATE OF INCORPORATION
                                       OF
                                 DPL REIT, INC.



         FIRST: The name of the Corporation is DPL REIT, Inc.

         SECOND: The registered office of DPL REIT, Inc. in the State of Delaware is located at 800 King Street, Wilmington, County of New Castle, 19801, and its registered agent shall be the Corporation itself.

         THIRD: The purpose of the Corporation and the nature and objects of the business to be transacted, promoted, conducted or carried out are:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and maintain its status as a real estate investment trust ("REIT") within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code").

         FOURTH: The total number of shares of stock that the Corporation shall be authorized to issue is One Thousand (1,000) shares of Common Stock having a par value of One Dollar ($1.00) per share.

         FIFTH: The name and mailing address of the Incorporator of the Corporation is:

                       Name                                Address
                       ----                                -------

                Steven L. Biener                     P.O. Box 6066
                                                     Newark, DE 19714-6066

         SIXTH: The names and mailing addresses of the sole director who shall serve until the first annual meeting of stockholders or until his successor is elected and qualify is:

                       Name                               Address
                       ----                               -------

                Charles A. Mannix                    P.O. Box 231
                                                     Wilmington, DE 19899

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         SEVENTH: The Board of Directors may make, add to, delete from, alter and repeal any By-law of the Corporation.

         EIGHTH: No director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty by such director; provided, however, that this Article EIGHTH shall not eliminate or limit the liability of a director to the extent provided by law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Corporation shall indemnify its directors, officers, employees and agents against expenses, judgment, fines and amounts paid in settlement actually and reasonably incurred by them by reason of their serving in such capacity to the fullest extent permitted by the Delaware General Corporation Law.

        NINTH: The provisions of this Certificate of Incorporation are severable, and if the Board of Directors shall determine that any one or more of such provisions are in conflict with Part II, of Subchapter M, of Chapter 1 of Subtitle A of the Code or any other provision of the Code applicable to REITs, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Certificate of Incorporation, even without any amendment to this Certificate of Incorporation; provided, that such determination by the Board of Directors shall not affect or impair the remaining provisions of this Certificate of Incorporation or render invalid or improper any action taken or omitted prior to such determination. No director shall be liable for making or failing to make such a determination.

         I, the undersigned, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand and seal this 12th day of March, 1998.

                                                         /s/ Steven L. Biener
                                                         Steven L. Biener

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                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                             DPL REIT HOLDING, INC.
                            (a Delaware Corporation)

                                  WITH AND INTO
                                 DPL REIT, INC.
                            (a Delaware Corporation)

                                   ----------

                         Pursuant to Section 253 of the
                       General Corporation Law of Delaware

                                   ----------


         DPL REIT Holding, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"),

         DOES HEREBY CERTIFY AS FOLLOWS:

         FIRST: That the Company was incorporated on the 12th day of March, 1998, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a parent corporation organized and existing under the laws of said State into a subsidiary corporation organized and existing under the laws of said State.

         SECOND: That the Company owns 100% of the stock of DPL REIT, Inc., a corporation incorporated on 12th day of March, 1998, pursuant to the General Corporation Law of the State of Delaware, and having no class of stock outstanding other than said Capital Stock.

         THIRD: That the following resolutions have been adopted by the Board of Directors of the Company by unanimous written consent on December 31, 1999:

                      RESOLVED, that effective upon the filing of an appropriate
             Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of the State of Delaware (but subject to the approval of the sole stockholder of the Company), the Company merge and it hereby does merge itself into DPL REIT, Inc., which will assume all obligations of the Company; and

                      FURTHER RESOLVED, that the terms and conditions of the
             merger are as follows: Upon the proposed merger becoming effective, each outstanding share of DPL REIT, Inc. capital stock (DPL REIT Stock"), held of record by the Company shall cease to be outstanding, without any payment being made in respect thereof; and each share of Common Stock of the Company shall be converted into one (1) share of Capital Stock, $1.00 per share of DPL REIT, Inc., certificates for which shall be issued to the sole stockholder of the Company upon surrender to DPL REIT, Inc. of such stockholder's certificates formerly representing such shares of Common Stock of the Company; and

                      FURTHER RESOLVED, that the proposed merger be submitted to the sole stockholder of the Company and that upon receiving unanimous written consent of such stockholder the proposed merger shall be approved; and

                      FURTHER RESOLVED, that DPL REIT, Inc., as the surviving
             corporation in the merger, shall notify each stockholder of record of said DPL


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             REIT, Inc. within ten days after the effective date of the merger that the merger has become effective; and

                      FURTHER RESOLVED, that DPL REIT, Inc., as the surviving
             corporation in the merger, shall change its name to "Conectiv Delmarva Generation, Inc."; and

                      FURTHER RESOLVED, that any one or more of the President,
             Vice President, General Manager or other proper officers of the Company be, and each of them is authorized and directed on behalf of the Company to take all such other action, including the preparation, execution, acknowledgment, delivery and filing of applications, certificates, undertakings, notices and other agreements and documents, with appropriate persons, including governmental authorities, as they may deem necessary or advisable in order to carry out and effectuate the intent and purposes of the foregoing resolutions; and

         FOURTH That the merger evidenced by this certificate shall become effective as of the date it is filed.

         FIFTH: That the Certificate of Incorporation of DPL REIT, Inc. shall be the Certificate of Incorporation of the surviving corporation.

         SIXTH: That this merger has been adopted and approved in accordance with Section 253 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, DPL REIT Holding, Inc., Inc., a Delaware corporation has caused this certificate to be signed by its Vice President this 31 day of December, 1999.


                            DPL REIT HOLDING, INC.


                            By: /s/ Barbara S. Graham
                                ---------------------------
                                Barbara S. Graham
                                Senior Vice President

ATTEST:



By: Diana C. DeAngelis
    ------------------------
    Diana C. DeAngelis
    Assistant Secretary



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